Exhibit 99.1

Resources Connection, Inc. Reports Unexpected CEO Change

  Anthony Cherbak announces his retirement as President and Chief Executive Officer due to health considerations
  Kate Duchene, EVP, named Interim CEO pursuant to Emergency Succession Plan
  Search Committee of the Board is formed to select permanent CEO, Ms. Duchene to be among candidates

IRVINE, Calif.--(BUSINESS WIRE)--October 5, 2016--Resources Connection, Inc. (NASDAQ: RECN) today announced the unanticipated retirement of its President and Chief Executive Officer (“CEO”), Anthony Cherbak, 62, due to health considerations, effective October 7, 2016. Mr. Cherbak will remain a member of the Board of Directors and will become a part-time employee of the Company as a Special Advisor to the Interim CEO during a transition period. Mr. Cherbak remains a nominee for reelection to the Board of Directors at the Company’s 2016 Annual Shareholder meeting and the Board of Directors continues to recommend that stockholders vote in favor of his election.

Concurrent with Mr. Cherbak’s retirement as CEO, the Board of Directors has activated its formal Emergency Succession Plan and named Kate W. Duchene, 53, to the role of Interim CEO. Ms. Duchene has most recently held the role of Chief Legal Officer, Executive Vice President, Human Resources and Secretary, for the Company. She has served in her executive capacity at the Company since 2000. In 2012, Ms. Duchene also assumed leadership and financial responsibility for the Company’s legal consulting business. Ms. Duchene is a graduate of Stanford University and received her law degree from New York University School of Law. Ms. Duchene will be a candidate for the permanent CEO role, along with other senior leaders at the Company who have been identified in the Company’s Succession Plan. The Board has formed a Search Committee to determine the search strategy and to select the Company’s permanent CEO. The search may extend to external candidates.

“We are extremely grateful to Tony for his excellent leadership of the Company and his many contributions as CEO,” said Donald B. Murray, Chairman of the Board of Directors. “We accept Tony’s retirement news with deep regret but understand that his health comes first and he must address a recent medical issue. We are also delighted that Tony is able to continue to serve as a Board member and Special Advisor. His contributions -- given his previous experience and character -- are invaluable.”

Mr. Murray also stated: “The Board fully and unanimously endorses Kate for the role of Interim CEO. She has been a significant contributor to our Company for many years and is fully equipped to lead the Company forward. Kate is a great role model for working women and she embodies the culture of the Company fully.”

ABOUT RGP

Resources Global Professionals (“RGP”), the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,300 professionals, annually serving over 1,800 clients around the world from 68 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements including the risks and uncertainties identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

CONTACT:
for Resources Connection, Inc.
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com
or
Analyst Contact:
Herb Mueller, Chief Financial Officer
(US+) 1-714-430-6500
herb.mueller@rgp.com